UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2011 (December 22, 2011)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 22, 2011, the Board of Directors of Alexza Pharmaceuticals, Inc., a Delaware corporation (the “Company”), elected Mark K. Oki, 43, as the Company’s Vice President, Finance, Controller, Secretary, Principal Financial Officer and Principal Accounting Officer. Mr. Oki served as the Company’s Vice President, Finance, Controller and Principal Accounting Officer since May 2010, served as the Company’s Vice President, Finance and Controller from February 2010 to May 2010 and served as the Company’s Controller from April 2006 to February 2010.

Mr. Oki will continue to receive salary and participate in the Company’s benefit and compensation plans, including the Company’s 2011 Cash Bonus Plan, on the same terms and conditions as those applicable prior to commencement of his service as the Company’s principal financial officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: December 27, 2011	By:	/s/ August J. Moretti
August J. Moretti Senior Vice President, Chief Financial Officer and General Counsel